Exhibit 99.1

CUSIP No. 52187K101

JOINT FILING AGREEMENT

This Joint Filing Agreement, dated as of February 8, 2019, is by and among HealthCare Ventures IX, L.P., HealthCare Partners IX, L.P., HealthCare Partners IX, LLC, Christopher K. Mirabelli, Ph.D., Augustine Lawlor, Douglas E. Onsi, James H. Cavanaugh, John W. Littlechild and Harold Werner (collectively, the “Filers”).

Each of the Filers may be required to file with the United States Securities and Exchange Commission a statement on Schedule 13G and/or 13D with respect to shares of Common Stock, $0.001 par value per share, of Leap Therapeutics, Inc. that may be beneficially owned by them from time to time.

Pursuant to and in accordance with Rule 13(d)(1)(k) promulgated under the Securities Exchange Act of 1934, as amended, the Filers hereby agree to file a single statement on Schedule 13G and/or 13D (and any amendments thereto) on behalf of each of such parties, and hereby further agree to file this Joint Filing Agreement as an exhibit to such statement, as required by such rule.

This Joint Filing Agreement may be terminated by any of the Filers upon one week’s prior written notice (or such lesser period of notice as the Filers may mutually agree) to the other party.

Executed and delivered as of the date first above written.

HEALTHCARE VENTURES VIII, L.P.

By:	HealthCare Partners VIII, L.P., its general partner

By:	HealthCare Partners VIII, LLC, its general partner

	By:	/s/ Christopher K. Mirabelli
	Name:	Christopher K. Mirabelli
	Title:	Manager

HEALTHCARE PARTNERS VIII, L.P.

By:	HealthCare Partners VIII, LLC, its general partner

	By:	/s/ Christopher K. Mirabelli
	Name:	Christopher K. Mirabelli
	Title:	Manager

CUSIP No. 52187K101

HEALTHCARE PARTNERS VIII, LLC

	By:	/s/ Christopher K. Mirabelli
	Name:	Christopher K. Mirabelli
	Title:	Manager

HEALTHCARE VENTURES IX, L.P.

By:	HealthCare Partners IX, L.P., its general partner

By:	HealthCare Partners IX, LLC, its general partner

	By:	/s/ Douglas E. Onsi
	Name:	Douglas E. Onsi
	Title:	Manager

HEALTHCARE PARTNERS IX, L.P.

By:	HealthCare Partners IX, LLC, its general partner

	By:	/s/ Douglas E. Onsi
	Name:	Douglas E. Onsi
	Title:	Manager

HEALTHCARE PARTNERS IX, LLC

	By:	/s/ Douglas E. Onsi
	Name:	Douglas E. Onsi
	Title:	Manager

CUSIP No. 52187K101

HEALTHCARE VENTURES STRATEGIC FUND, L.P.

By:	HealthCare Strategic Partners, LLC, its general partner

	By:	/s/ Douglas E. Onsi
	Name:	Douglas E. Onsi
	Title:	Manager

HEALTHCARE STRATEGIC PARTNERS, LLC

	By:	/s/ Douglas E. Onsi
	Name:	Douglas E. Onsi
	Title:	Manager

CHRISTOPHER K. MIRABELLI, Ph.D.

	By:	/s/ Christopher K. Mirabelli
	Name:	Christopher K. Mirabelli, Ph.D.

AUGUSTINE LAWLOR

	By:	/s/ Douglas E. Onsi, Attorney-in-fact
	Name:	Augustine Lawlor

DOUGLAS E. ONSI

	By:	/s/ Douglas E. Onsi
	Name:	Douglas E. Onsi

CUSIP No. 52187K101

JAMES H. CAVANAUGH

By:	/s/ Douglas E. Onsi, Attorney-in-fact
Name:	James H. Cavanaugh

JOHN W. LITTLECHILD

By:	/s/ Douglas E. Onsi, Attorney-in-fact
Name:	John W. Littlechild

HAROLD WERNER

By:	/s/ Harold Werner
Name:	Harold Werner